Exhibit 10.2

EXECUTION VERSION

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of October 17, 2016 by and among Stewart Information Services Corporation (the “Company”) and the entities and natural persons set forth in the signature pages hereto (collectively, “Foundation”) (each of the Company and Foundation, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, as of the date hereof, Foundation is deemed to beneficially own shares of Common Stock of the Company (the “Common Stock”) totaling, in the aggregate, 1,311,850 shares (the “Shares”), or approximately 5.6%, of the Common Stock issued and outstanding on the date hereof;

WHEREAS, substantially concurrently with the execution of this Agreement, the Company is entering into an agreement (the “Starboard Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”), pursuant to which (1) Malcolm S. Morris and Stewart Morris, Jr. have agreed to resign from the Company’s Board of Directors (the “Board”), (2) the Board has agreed to appoint each of Matthew W. Morris and Clifford Press, an individual designated by Starboard, as a director of the Company, and (3) the Board and the Nominating and Governance Committee of the Board (the “Nominating Committee”) have agreed to retain a nationally-recognized director search firm to search for two new independent directors; and

WHEREAS, conditional upon the execution of the Starboard Agreement substantially in the form described above, Foundation, on behalf of itself and its Affiliates (as defined below), is agreeing to immediately and irrevocably (1) abandon its consent solicitation to request a special meeting of stockholders of the Company, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 9, 2016, as amended by that certain Amendment No. 1 filed with the SEC on September 12, 2016 (together, the “Foundation Consent Solicitation”), and any related materials or notices submitted to the SEC in connection therewith, (2) cease all efforts, direct or indirect, in furtherance of the Foundation Consent Solicitation, (3) desist from any solicitation effort in connection with the Foundation Consent Solicitation and (4) withdraw Foundation Offshore Master Fund, Ltd.’s demand, pursuant to Section 220 of the Delaware General Corporation law, to inspect certain books, records and documents of the Company and to make and/or receive copies or extracts therefrom, which demand was submitted to the Company on October 7, 2016 (the “220 Demand”), and any related materials or notices submitted to the Company in connection therewith;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.                 Withdrawal of the Foundation Consent Solicitation.

Conditional upon the execution of the Starboard Agreement substantially in the form described above, Foundation, on behalf of itself and its Affiliates hereby (i) immediately and irrevocably abandons the Foundation Consent Solicitation and any related materials or notices submitted to the SEC in connection therewith, (ii) agrees to immediately and irrevocably cease all efforts, direct or indirect, in furtherance of the Foundation Consent Solicitation, (iii) agrees to immediately and irrevocably desist from any solicitation effort in connection with the Foundation Consent Solicitation and (iv) immediately and irrevocably withdraw Foundation Offshore Master Fund, Ltd.’s 220 Demand and any related materials or notices submitted to the Company in connection therewith.

2.                 Additional Agreements.

(a)          Foundation agrees that it will cause its controlled Affiliates and Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such controlled Affiliate or Associate. As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder (the “Exchange Act”) and shall include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement.

(b)          Upon execution of this Agreement, Foundation hereby agrees that it will not, and that it will not permit any of its controlled Affiliates or Associates to, (1) nominate or recommend for nomination any person for election at the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”), directly or indirectly, (2) submit any proposal for consideration at, or bring any other business before, the 2017 Annual Meeting, directly or indirectly, or (3) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2017 Annual Meeting, directly or indirectly. Foundation shall not publicly or privately encourage or support any other stockholder to take any of the actions described in this Section 2(b).

(c)          Foundation agrees that it will (1) appear in person or by proxy at the 2017 Annual Meeting and vote all shares of Common Stock of the Company beneficially owned by Foundation at the meeting (w) in favor of the election of the directors nominated by the Board at the 2017 Annual Meeting, (x) in favor of the ratification of the appointment of KPMG LLP as the Company’s independent auditors for 2017 and (y) in accordance with the Board’s recommendation with respect to all other matters submitted to a vote of the Company’s stockholders; provided, however, in the event that Institutional Shareholder Services Inc. (“ISS”) or Glass, Lewis & Co., LLC (“Glass Lewis”) recommends otherwise with respect to any proposals (other than the election or removal of directors), Foundation shall be permitted to vote in accordance with ISS or Glass Lewis recommendation; provided, further, that Foundation shall be permitted to vote in its sole discretion with respect to any publicly announced proposals relating to a merger, acquisition, disposition of all or substantially all of the assets of the Company or other business combination involving the Company requiring a vote of stockholders of the Company and (2) vote all shares of Common Stock of the Company beneficially owned by Foundation against the removal of any director of the Company, whether at a special meeting or otherwise.

3.                 Standstill Provisions.

(a)          Foundation agrees that, from the date of this Agreement until the date that is ten (10) business days prior to the deadline for the submission of stockholder nominations for the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”) pursuant to the Company’s Third Amended and Restated By-laws (the “Standstill Period”), neither Foundation nor any controlled affiliates of Foundation (as such term is defined under the Exchange Act) or any other parties under common management therewith (“Representatives”) acting on behalf of Foundation will in any manner, directly or indirectly (including, without limitation, by directing, requesting or suggesting that any other person do so):

(i)          effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to effect, or announce any intention to effect or cause or participate in or in any way knowingly assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) or announce any intention to effect or cause or participate in:

(A)         any (i) tender or exchange offer for securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination or acquisition or disposition of assets of the Company or any of its subsidiaries; (ii) recapitalization, restructuring, liquidation, dissolution or other similar extraordinary transaction with respect to the Company or any of its subsidiaries; or (iii) solicitation, calling for or voting in favor of the calling for a special meeting of stockholders; provided, however, that clauses (i) and (ii) shall not preclude the tender by Foundation of any securities of the Company into any tender or exchange offer or otherwise prohibit Foundation from voting on any matter in accordance with Section 2(c);

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(B)         any “solicitation” of “proxies” to vote (as such terms are used in Regulation 14A of the Exchange Act) or consents to vote (including, without limitation, any solicitation of consents related to the election or removal of directors or the calling of a special meeting of stockholders) with respect to any voting securities of the Company or any of its subsidiaries, or the initiation, proposal, encouragement or solicitation of stockholders of the Company for the approval of any stockholder proposals with respect to the Company, or the solicitation, advisement or influence of any person with respect to the voting of any voting securities of the Company;

(ii)         deposit any Common Stock or other voting securities of the Company in a voting trust or subject any Common Stock or other voting securities of the Company to a voting agreement or other agreement or arrangement with respect to the voting of such Common Stock or securities, including, without limitation, lend any securities of the Company to any person or entity for the purpose of allowing such person or entity to vote such securities in connection with any stockholder vote or consent of the Company;

(iii)        form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act with respect to any securities of the Company or otherwise in connection with any of the foregoing (other than a “group” that includes all or some of the persons identified on Exhibit A, but does not include any other entities or persons not identified on Exhibit A as of the date hereof); provided, however, that nothing herein shall limit the ability of any Representative of Foundation to join the “group” following the execution of this Agreement, so long as any such Representative agrees to be bound by the terms and conditions of this Agreement;

(iv)        (A) call or seek to call or vote in favor of the calling of any meeting of stockholders or provide to any third party a proxy, consent or requisition to call any meeting of stockholders; (B) seek, alone or in concert with others, representation on the Board; (C) seek the removal of any member of the Board; (D) conduct a referendum of stockholders; or (E) make a request for a stockholder list or other similar Company books and records;

(v)         otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company or any of its subsidiaries;

(vi)        disclose any intention, plan or arrangement inconsistent with the foregoing;

(vii)       instigate, encourage, join, act in concert with or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for the Company or any of its subsidiaries with) any third party to do any of the foregoing;

(xiii)       take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in this Section 3(a); or

(ix)         publicly request that the Company or the Board or any of their respective representatives amend or waive any provision of this Section 3(a) (provided, that Foundation may make confidential requests to the Board to amend, modify or waive any provision of this Section 3(a), which the Board may accept or reject in its sole discretion, so long as any such request is not publicly disclosed by Foundation and is made by Foundation in a manner that does not require the public disclosure thereof by the Company, Foundation or any other person).

(b)          The foregoing provisions of Section 3(a) shall not be deemed to prohibit Foundation and its Representatives from communicating privately with the Company’s directors, officers or advisors so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications. For the avoidance of doubt, the applicability of the provisions set forth in Section 2 and Section 3(a) are expressly conditioned on the execution of the Starboard Agreement substantially in the form described in the recitals to this Agreement.

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4.               Representations and Warranties of the Company.

The Company represents and warrants to Foundation that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (1) any law, rule, regulation, order, judgment or decree applicable to the Company or (2) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound, and (d) substantially concurrently with the execution of this Agreement, the Company has entered into the Starboard Agreement, pursuant to which (1) Malcolm S. Morris and Stewart Morris, Jr. have agreed to immediately resign from the Board, (2) the Board has agreed to appoint each of Matthew W. Morris and Clifford Press, an individual designated by Starboard, as a director of the Company, and (3) the Board and the Nominating Committee have agreed to retain a nationally-recognized director search firm to search for two new independent directors.

5.               Representations and Warranties of Foundation.

Foundation represents and warrants to the Company that (a) the authorized signatories of Foundation set forth on the signature page hereto have the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind Foundation thereto, (b) this Agreement has been duly authorized, executed and delivered by Foundation, and is a valid and binding obligation of Foundation, enforceable against Foundation in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of Foundation as currently in effect, (d) the execution, delivery and performance of this Agreement by Foundation does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to Foundation, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which Foundation is a party or by which it is bound, (e) as of the date of this Agreement, Foundation is deemed to beneficially own in the aggregate 1,311,850 shares of Common Stock, and (f) as of the date hereof, Foundation does not currently have, and does not currently have any right to acquire or any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Stock, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement).

6.               Specific Performance.

Each of the members of Foundation, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that Foundation (or any of the entities and natural persons listed in the signature pages hereto), on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 6 is not the exclusive remedy for any violation of this Agreement.

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7.               Expenses.

The Company shall reimburse Foundation for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the Foundation Consent Solicitation and the negotiation and execution of this Agreement, provided that such reimbursement shall not exceed $150,000 in the aggregate.

8.               Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

9.               Notices.

Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); (iii) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated); or (iv) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company: Stewart Information Services Corporation

1980 Post Oak Blvd., Suite 800

Houston, TX 77056

Attention: Matthew W. Morris

Telephone: (713) 625-8000

Facsimile: (713) 629-2323

Email: matt@stewart.com

With copies (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attention: Richard J. Grossman

Telephone: (212) 735-2116

Facsimile: (917) 777-2116

Email: Richard.Grossman@skadden.com

If to Foundation or any member thereof: Foundation Asset Management, LP

81 Main Street, Suite 306

White Plains, NY 10601

Attention: Ben Bresnahan

Telephone: (914) 574-2923

Facsimile: (914) 574-2084

Email: bbres@foundationlp.com

With a copy (which shall not constitute notice) to: Olshan Frome Wolosky LLP

1325 Avenue of the Americas

5

New York, NY 10019

Attention: Steve Wolosky

Aneliya Crawford

Telephone: (212) 451-2333

(212) 451-2232

Facsimile: (212) 451-2222

Email: swolosky@olshanlaw.com

acrawford@olshanlaw.com

10.             Applicable Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

11.             Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

12.             Mutual Non-Disparagement.

Subject to applicable law, each of the Parties covenants and agrees that, during the Standstill Period or if earlier, until such time as the other Party or any of its agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors shall have breached this Section 12, neither it nor any of its respective agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors, shall in any way publicly criticize, disparage, call into disrepute, or otherwise defame or slander the other Parties or such other Parties’ subsidiaries, affiliates, successors, assigns, officers (including any current officer of a Party or a Parties’ subsidiaries who no longer serves in such capacity following the execution of this Agreement), directors (including any current director of a Party or a Parties’ subsidiaries who no longer serves in such capacity following the execution of this Agreement), employees, stockholders, agents, attorneys or representatives, or any of their businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation of such other Parties, their businesses, products or services or their subsidiaries, affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, stockholders, agents, attorneys or representatives. This Section 12 shall not limit the ability of any director of the Company to act in accordance with his or her fiduciary duties or otherwise in accordance with applicable law.

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13.             Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries.

This Agreement contains the entire understanding of the Parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and Foundation. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to any member of Foundation, the prior written consent of the Company, and with respect to the Company, the prior written consent of Foundation. This Agreement is solely for the benefit of the Parties hereto and is not enforceable by any other persons.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ Matthew W. Morris
Name: Matthew W. Morris
Title: Chief Executive Officer

[Signature Page to Agreement]

FOUNDATION ASSET MANAGEMENT, LP

By:	/s/ Sky Wilber
Name: Sky Wilber
Title: Managing Member

FOUNDATION OFFSHORE MASTER FUND, LTD.

By:	/s/ Sky Wilber
Name: Sky Wilber
Title: Director

FOUNDATION ASSET MANAGEMENT GP II, LLC

By:	/s/ Sky Wilber
Name: Sky Wilber
Title: Managing Member

/s/ David Charney
David Charney

/s/ Sky Wilber
Sky Wilber

[Signature Page to Agreement]

EXHIBIT A

FOUNDATION ASSET MANAGEMENT, LP
FOUNDATION OFFSHORE MASTER FUND, LTD.
FOUNDATION ASSET MANAGEMENT GP II, LLC
DAVID CHARNEY
SKY WILBER

[Exhibit A]